AMENDMENT TO
EMPLOYMENT AGREEMENT
(Restated as of December 31, 2007)

WHEREAS, Core Laboratories N.V. and David M. Demshur (the "Executive") have heretofore entered into that certain Employment Agreement (Restated as of December 31, 2007) (the “Agreement”); and

WHEREAS, effective January 1, 2010, the parties amended the Agreement to increase the maximum annual bonus payable to the Executive from 150% to 175%; and

WHEREAS, effective January 1, 2011, the parties amended the Agreement to increase the maximum annual bonus payable to the Executive from 175% to 200%; and

WHEREAS, the parties desire to further amend the Agreement as provided herein;

NOW, THEREFORE, the Agreement is amended hereby effective as of January 1, 2015 (the “Effective Date”), as follows:

1.Section 2.2 is amended by changing the stated percentage from the previously amended amount of 200% to 220% such that the section would now read as follows:

“Executive shall be eligible to receive an annual bonus of up to 220% of Executive’s annual base salary with the amount of such bonus to be determined by the Committee based upon criteria established from time to time by the Committee.”

2.As further amended hereby, the Agreement is specifically ratified and reaffirmed.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 26th day of February, 2015, effective for all purposes as of the Effective Date.

CORE LABORATORIES N.V.
By Core Laboratories International B.V.,
its sole managing director

By:   /s/ Jacobus Schouten
Jacobus Schouten
Managing Director of Core Laboratories
International B.V.

/s/ David M. Demshur
David M. Demshur